Exhibit 99.1

Contacts:
S. Olav Carlsen	Kristine Mozes
PortalPlayer, Inc.	Mozes Communications LLC
(408) 521-7000	(781) 652-8875

PortalPlayer, Inc. Reports Third Quarter Financial Results

Critical Development Milestone Successfully Achieved for New Product Family

Cash Generated From Operations Leads to Record Cash And

Short-Term Investment Position of $195.5 Million

SAN JOSE, Calif. – October 26, 2006 – PortalPlayer, Inc. (NASDAQ: PLAY), a leading supplier of semiconductor, firmware and software solutions for personal media players and personal media display-enabled computers, today announced financial results for the third quarter of fiscal 2006, ended September 30, 2006.

Net revenue for the third quarter of 2006 was $34.8 million, compared with $57.9 million in the third quarter of 2005, and $34.6 million in the second quarter of 2006. GAAP net income for the third quarter of 2006 was $1.5 million, or $0.06 per diluted share, based on 25.4 million weighted average shares outstanding. GAAP net income in the third quarter of 2005 was $10.3 million, or $0.40 per diluted share, based on 25.5 million weighted average shares outstanding. GAAP net income in the second quarter of 2006 was $1.4 million, or $0.05 per diluted share, based on 25.3 million weighted average shares outstanding.

On a non-GAAP basis, which excludes stock-based compensation charges and the amortization of intangibles, as well as the tax effects of those items, net income for the third quarter of 2006 was $3.4 million, or $0.13 per diluted share, based on 25.4 million weighted average shares outstanding. This compares with non-GAAP net income in the third quarter of 2005 of $11.0 million, or $0.43 per diluted share, excluding stock-based compensation charges. Non-GAAP net income in the second quarter of 2006 was $1.9 million, or $0.08 per diluted share, which excludes stock-based compensation charges and the amortization of intangibles, as well as the tax effects of those items.

“In the third quarter of 2006 we executed well on our strategic technology roadmap for a diversified business structure,” said Gary Johnson, president and chief executive officer of PortalPlayer. “In our personal media player business, we continued to ship products to our largest customer for its new video-enabled models, we expanded our relationship with SanDisk to include its Sansa c200 series of media players, and we continued to market our technology to a broader customer base. We expect revenue from our Preface product line to ramp in 2007 as manufacturers introduce their innovative designs throughout the year. Also during the quarter, we successfully taped out technology for our next generation family of products. For the first time we used a ‘customer owned tooling’ manufacturing flow, and are planning to sample the new chipset during the fourth quarter of this year, ahead of the January Consumer Electronics Show in Las Vegas.

“On the financial side, revenue and net income were in line with our guidance, and we generated cash from operations to end the third quarter with another record of $195.5 million in cash and short-term investments. We further reduced our spending, as expected, while continuing to focus on our strategic programs. Our projected fourth quarter spending level – before stock and amortization charges – is now expected to be about 40 percent less than it was in the fourth quarter a year ago,” said Mr. Johnson.

Highlights

•	As PortalPlayer announced today in a separate release, the company expanded its relationship with SanDisk, which according to the NPD Group’s Retail Track is the second largest brand of flash-based media players sold in the U.S. PortalPlayer’s technology is designed into SanDisk’s recently announced Sansa c200 Series of personal media players, in addition to the popular Sansa e200 Series that was announced earlier in the year. The Sansa c200 family is expected to offer a color display, media card slot and 2GB memory capacity, all for under $100.

•	PortalPlayer’s technology was designed into all of the recently refreshed versions of its largest customer’s video-enabled models.

•	The company successfully taped out technology for its next generation family of products and is planning to sample the new chipset during the fourth quarter of this year. The new, highly integrated technology will include audio, enhanced video and wireless capabilities.

•	During the quarter, PortalPlayer initiated a more cost-effective manufacturing flow – commonly known as “customer owned tooling” – which is expected to be on line in 2007. The manufacturing flow is targeted toward the company’s new generation of highly integrated technology.

•	In early October, PortalPlayer acquired AVCcore, Inc. Through this acquisition, PortalPlayer adds 13 engineers to its design teams in Hyderabad, India and San Jose, California. The team brings key intellectual property and technical expertise in high definition (HD) video that is expected to accelerate the development of PortalPlayer’s future HD-enabled technologies.

Current Financial Outlook for Fourth Quarter 2006

The following outlook statements are based upon current expectations. These statements are forward-looking, and actual results could differ materially.

The company expects revenue for the fourth quarter of 2006 to be about the same as in the third quarter, with a range of $31 million to $38 million. Operating expenses, before stock-based compensation charges and amortization of intangible assets, are expected to be approximately $11.5 million. GAAP net income/loss per share for the fourth quarter is expected to be in the range of a loss of $0.03 to income of $0.05 per share, based on approximately 25.7 million weighted average shares outstanding. Stock-based compensation charges, in accordance with SFAS 123R, are expected to be about $2.7 million, before the effects of tax. Non-GAAP net income, excluding these stock-based compensation charges as well as $340,000 of amortization of intangible assets, and the tax effects for both items, is expected to be in the range of $0.05 to $0.14 per share.

Conference Call

The company will hold a conference call at 2:30 pm Pacific Time today, October 26, 2006, to discuss the third quarter 2006 financial results. To participate, please dial (913) 981-5543 at approximately 2:20 pm PT. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.portalplayer.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until November 2, 2006. The phone number to access the recording is (719) 457-0820, and the passcode is 8563431. An archived webcast replay will be available on the web site for 12 months.

Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income for the second and third quarters of fiscal 2006, the third quarter of 2005, and year to date through the third quarter of each respective year that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they all exclude stock-based compensation charges, and all periods in 2006 also exclude the amortization of purchased intangibles, and the related tax effects of these items. PortalPlayer uses non-GAAP additional measures to exclude certain expenses it believes appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP diluted weighted average shares outstanding. For this purpose, the calculation of GAAP weighted average shares outstanding for the second and third quarters of 2006 are adjusted to exclude the effects of SFAS 123R in the calculation. Under SFAS 123R, GAAP weighted average shares outstanding include the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method. PortalPlayer believes that providing these non-GAAP financial measurements is useful to both its management and investors because they provide a consistent basis for comparison of the company’s financial condition and results of operations between quarters, which comparison is not influenced by stock-based charges, the amortization of purchased intangible assets, and the related tax effects of these items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for portable multimedia products such as personal media players and personal media display-enabled computers. PortalPlayer products empower consumers to quickly and easily manage, enjoy and have access to multimedia content and other forms of information. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., Taipei, Taiwan and Hyderabad, India. For more information, visit www.portalplayer.com.

Safe Harbor Statement

Except for the historical information contained herein, the statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected features and functionality in new products under development, our strategic roadmap, our relationships with customers and our position in the market, expected Preface revenue, chipset and platform sampling, fourth quarter spending, our ability to implement a more cost-efficient manufacturing flow, our ability to utilize the technology acquired in AVCcore acquisition in developing future products, expectations regarding future financial results, including revenue, net income, operating expenses, tax rates, weighted average shares outstanding, and the benefits of providing non-GAAP financial measures. Words such as “intends,” “expect,” “believe,” “anticipates,” “going forward,” “plans,” “will,” “prepare,” “increases,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those discussed in these statements. These risks and uncertainties include, but are not limited to, the growth of the market for personal media players and personal media display-enabled computers and associated devices, cancellation or reduction of orders, manufacturing and supply risks, successful development of new platforms and other products, market acceptance of our products and technologies, delays in product development or introductions, product defects, decreases in average selling prices, impact of technological advances, our ability to compete and other risks detailed in our SEC filings, including our Form 10-Q for the period ended June 30, 2006. These forward-looking statements speak only as of the date hereof. PortalPlayer disclaims any intent or obligation to update these forward-looking statements.

PortalPlayer and the PortalPlayer logo are trademarks of PortalPlayer, Inc. All other trademarks or registered trademarks are the property of their respective owners.

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PORTALPLAYER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Revenue	$34,795	$—		$34,795	$57,906	$—		$57,906
Cost of revenue	19,923	(100	)(a)	19,823	31,586	—		31,586

Gross profit	14,872	100		14,972	26,320	—		26,320

Operating expenses:
Research and development	10,516	(1,790	)(a)	8,726	9,586	(349	)(a)	9,237
Selling, general and administrative	4,568	(944	)(a)	3,624	4,349	(350	)(a)	3,999
Amortization of purchased intangibles	344	(344	)(b)	—	—	—		—

Total operating expenses	15,428	(3,078)		12,350	13,935	(699)		13,236

Operating income	(556)	3,178		2,622	12,385	699		13,084

Interest and other income, net	2,476	—		2,476	1,315	—		1,315

Income before income taxes	1,920	3,178		5,098	13,700	699		14,399

Provision for income taxes	427	1,305	(c)	1,732	3,425	—		3,425

Net income	$1,493	$1,873		$3,366	$10,275	$699		$10,974

Basic net income per share	$0.06			$0.14	$0.44			$0.47
Diluted net income per share	$0.06			$0.13	$0.40			$0.43

Shares used in computing:
Basic net income per share	24,576			24,576	23,491			23,491
Diluted net income per share	25,428	4	(d)	25,432	25,541			25,541

(a)	Stock-based compensation expense
(b)	Amortization of purchased intangible assets
(c)	Income taxes associated with certain non-GAAP adjustments
(d)	Adjustment of diluted share count for the impact of applying SFAS 123R

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP measure of net income, which is adjusted from results based on GAAP to exclude stock-based compensation, amortization of acquired intangible assets and income taxes associated with certain non-GAAP adjustments. For non-GAAP earnings per share, we have also adjusted our diluted share count for the impact of applying SFAS 123R. This non-GAAP measure is provided to enhance the user’s overall understanding of our historical financial performance.

PORTALPLAYER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Revenue	$141,647	$—		$141,647	$146,941	$—		$146,941
Cost of revenue	82,015	(320	)(a)	81,695	82,279	—		82,279

Gross profit	59,632	320		59,952	64,662	—		64,662

Operating expenses:
Research and development	34,256	(4,492	)(a)	29,764	24,292	(804	)(a)	23,488
Selling, general and administrative	15,443	(2,716	)(a)	12,727	11,156	(749	)(a)	10,407
Amortization of purchased intangibles	803	(803	)(b)	—	—	—		—

Total operating expenses	50,502	(8,011)		42,491	35,448	(1,553)		33,895

Operating income	9,130	8,331		17,461	29,214	1,553		30,767

Interest and other income, net	6,589	—		6,589	3,342	—		3,342

Income before income taxes	15,719	8,331		24,050	32,556	1,553		34,109

Provision for income taxes	6,310	2,018	(c)	8,328	8,139	—		8,139

Net income	$9,409	$6,313		$15,722	$24,417	$1,553		$25,970

Basic net income per share	$0.39			$0.64	$1.05			$1.11
Diluted net income per share	$0.37			$0.62	$0.97			$1.03

Shares used in computing:
Basic net income per share	24,426			24,426	23,299			23,299
Diluted net income per share	25,425	92	(d)	25,517	25,226			25,226

(a)	Stock-based compensation expense
(b)	Amortization of purchased intangible assets
(c)	Income taxes associated with certain non-GAAP adjustments
(d)	Adjustment of diluted share count for the impact of applying SFAS 123R

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP measure of net income, which is adjusted from results based on GAAP to exclude stock-based compensation, amortization of acquired intangible assets and income taxes associated with certain non-GAAP adjustments. For non-GAAP earnings per share, we have also adjusted our diluted share count for the impact of applying SFAS 123R. This non-GAAP measure is provided to enhance the user’s overall understanding of our historical financial performance.

PORTALPLAYER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$49,588	$48,074
Short-term investments	145,919	131,435
Accounts receivable, net	15,364	46,678
Inventory, net	2,921	7,212
Deferred tax assets	940	3,577
Prepaid expenses and other current assets	4,561	4,862

Total current assets	219,293	241,838
Property and equipment, net	7,027	3,766
Deferred tax assets	4,948	5,025
Purchased intangible assets, net	7,633	—
Other assets	959	1,497

Total assets	$239,860	$252,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Accounts payable	$10,073	$29,352
Accrued liabilities	6,446	12,083
Deferred income	4,515	10,850
Deferred rent	—	5
Income taxes payable	410	2,047

Total current liabilities	21,444	54,337
Deferred rent, long-term	467	331

Total liabilities	21,911	54,668

Stockholders’ equity:
Common stock	224,493	219,446
Deferred stock-based compensation	(2,027)	(7,767)
Accumulated other comprehensive income (loss)	31	(264)
Accumulated deficit	(4,548)	(13,957)

Total stockholders’ equity	217,949	197,458

Total liabilities and stockholders’ equity	$239,860	$252,126